Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	t 303-858-8358 f 303-858-8431 gevo.com

FOR IMMEDIATE RELEASE
Gevo Announces Appointment of K’Lynne Johnson to Board of Directors
ENGLEWOOD, Colo. – October 28, 2026 – Gevo, Inc. (NASDAQ: GEVO) today announced the appointment of K’Lynne Johnson to its Board of Directors. Johnson brings more than three decades of innovation and executive leadership experience spanning sustainable technologies, global research and development, manufacturing operations, and enterprise transformation.
“K’Lynne brings a powerful combination of strategic, operational and governance experience to Gevo,” said Gevo Chief Executive Officer Paul Bloom. “She understands what it takes to commercialize new technologies, scale industrial businesses and navigate significant transformation. Her experience and perspective will be invaluable as we execute Gevo’s next phase of growth and value creation.”
Johnson is an entrepreneurial leader who has successfully delivered results in both building new businesses and transforming existing large traditional commodity organizations. In addition, she has deep experience developing motivated, capable managers, teams and individuals while aligning global, complex organizations to deliver positive results.
Johnson is founder and former President and Chief Executive Officer of Elevance Renewable Sciences, Inc., a specialty chemicals company that developed and commercialized a proprietary technology platform using biobased feedstocks to produce alternatives to conventional petrochemicals and oleochemicals. Before joining Elevance, Johnson held senior leadership roles at BP Innovene Inc., BP Chemicals, and Amoco Corporation.
Johnson currently serves as a director of FMC Corporation, Trinseo PLC, J.M. Huber Corporation, and BlueScope Steel Limited. She also serves as independent board chair of DMC Biotechnologies and previously served on the boards of TPC Group, Sylvatex Corporation, and The Morton Arboretum.
“Gevo has assembled a differentiated portfolio of technologies and operating assets creating meaningful value across low-carbon fuel and carbon markets,” said Johnson. “I am pleased to join the Board and look forward to working with my fellow directors and the management team as Gevo continues to execute its strategy, develop its businesses and pursue long-term growth.”
Johnson holds a Master of Organizational Behavior from the Brigham Young University Marriott School of Management and a Bachelor of Science in Psychology from Brigham Young University.
The addition of K’Lynne Johnson to the Gevo Board of Directors is effective November 4.
About Gevo
Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including sustainable aviation fuel (SAF), motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent carbon capture and storage (CCS) facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based renewable natural gas (RNG) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.
For more information, please go to www.gevo.com.
Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including the appointment of K’Lynne Johnson, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2025, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

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